Exhibit 5.1


                    Consent of McGladrey & Pullen, L.L.P.


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McGladrey & Pullen, L.L.P.                                             RSM
Certified Public Accountants and Consultants                      International


                        INDEPENDENT AUDITOR'S CONSENT


To the Board of
Charcoal Service Corporation
Bath, North Carolina


We agree to the inclusion in this Form 8-K of our report, dated March 25, 1996, except for the first pragraph of Note 15, as to which the date is June 1, 1996, and the second paragraph of Note 15 as to which the date is July 24, 1996, on our audit of the financial statements of Charcoal Service Corporation.


                                    /s/ McGladrey & Pullen, L.L.P.

New Bern, North Carolina
August 7, 1996